Exhibit 99.1
Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com
Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com
FOR IMMEDIATE RELEASE:
WD ANNOUNCES Q2 REVENUE OF $1.1 BILLION AND NET INCOME OF
$.47 PER SHARE, INCLUDING $4.2 MILLION STOCK OPTION EXPENSE,
OR EPS OF $.49 ON NON-GAAP BASIS
Stellar Financial Performance Driven by Strong Industry Fundamentals and WD Execution
LAKE FOREST, Calif. — Jan. 26, 2006 — Western Digital Corp. (NYSE: WDC) today reported revenue of $1.1 billion on shipments of approximately 18.1 million units, and net income of $104.3 million, or $.47 per share for its second fiscal quarter ended Dec. 30, 2005, including $4.2 million of expenses for stock options. Excluding stock option expenses, net income on a non-GAAP basis was $108.4 million, or $.49 per share.1 Gross margin for the December quarter was 20.4 percent. During the December quarter, the company also recorded a $7.0 million charge to expense related to the write-off of capitalized software, which is included in both the GAAP and non-GAAP results.
     These results represented strong year-over-year performance, including 12 percent unit growth, 17 percent growth in revenue versus $955 million in the year-ago period and 86 percent growth in net income over the $56.0 million reported last year. A year ago, the company reported

[1]	The net income amount of $108.4 million, or $0.49 per share, for the second fiscal quarter of 2006 is a non-GAAP measure that excludes $4.2 million of expenses for employee stock options and purchase plan shares, reduced by $0.1 million, the amount of tax expense that would have been recorded had the expenses for stock options not been incurred.

WD Announces Q2 Revenue of $1.1 Billion and Net Income of
$.47 Per Share, Including $4.2 Million Stock Option Expense,
or EPS of $.49 on Non-GAAP Basis

earnings of $.26 per share in the fiscal second quarter, shipped 16.2 million units, and posted gross margin of 15.7 percent.
     In the second fiscal quarter, the company showed steady growth in two of the industry’s fastest growing market segments—hard drives for notebook computers and for consumer electronics (CE) applications. It shipped approximately 1.4 million of its 2.5-inch WD Scorpio™ mobile hard drives and approximately 1.5 million of its 3.5-inch drives to the DVR market, compared with over 1 million and 1.3 million in the first quarter, respectively.
     Continuing to reflect the broadening of its business, WD derived 26 percent of its Q2 revenue from non-desktop PC sources including notebook PCs, CE, enterprise applications, and retail sales. Seventy-four percent of the company’s second quarter revenue came from hard drives configured into desktop PCs, a market that remains strong. This compares with a mix in the year-ago quarter of 19 percent non-desktop PC revenue and 81 percent desktop PC revenue.
     From a balance sheet perspective, the company generated $117 million in cash from operations during the December quarter, ending with total cash and short-term investments of $645 million. During the quarter, the company repurchased 1.0 million shares of its common stock for approximately $12 million. Since the inception of the share repurchase program in May 2004, the company has repurchased 8.8 million shares for approximately $87 million.
     “We are pleased with our financial performance in the December quarter as we executed well on the significant opportunities provided by our customers in multiple markets,” said Arif Shakeel, president and chief executive officer of Western Digital. “Industry fundamentals were strong with demand and pricing reflecting favorable seasonal trends. Our continued focus on quality, cost reductions, and maximizing our product mix were important factors in Q2 and will remain priorities going forward.

WD Announces Q2 Revenue of $1.1 Billion and Net Income of
$.47 Per Share, Including $4.2 Million Stock Option Expense,
or EPS of $.49 on Non-GAAP Basis

In calendar 2006, we will also be advancing our technologies as we refresh our product line so that we may continue to deliver value to our customers and shareholders.”
     Shakeel noted that earlier today and earlier this month the company announced the shipment of several new products aimed at the desktop, notebook PC, enterprise, gaming enthusiast, and CE markets (see separate announcements). “Each of these products is shipping to customers and has met our stringent criteria for quality, reliability, cost and volume production release,” said Shakeel. “They are the result of our sharp focus on delivering strong returns on our R&D investments.”
     The investment community conference call to discuss these results and the company’s outlook will be broadcast live over the Internet today at 2 p.m. PST/5 p.m. EST. The call will be accessible live and on an archived basis via the link below:
     Audio Webcast: www.westerndigital.com/investor — click on “Conference Calls”
     Telephone Replay: 800-860-4710 (toll-free) or +1-203-369-3368 (international)
About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users’ data close-at-hand and secure from loss.
     WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers and selected resellers under the Western Digital and WD brand names. Visit the

WD Announces Q2 Revenue of $1.1 Billion and Net Income of
$.47 Per Share, Including $4.2 Million Stock Option Expense,
or EPS of $.49 on Non-GAAP Basis

Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains forward-looking statements, including statements regarding (i) WD’s expectation that its focus on quality, cost reductions, and maximizing product mix will remain priorities going forward, and (ii) WD’s expectation that it will be advancing its technologies in calendar 2006 as it refreshes its product line. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including: pricing trends and fluctuations in average selling prices (ASPs); actions by competitors; changes in the availability and cost of specialized product components, including media; supply and demand conditions in the hard drive industry; changes in product and customer mix; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets, including the 1-inch and other small form factor markets; difficulties in reducing yield losses from complex manufacturing processes; business conditions and growth in the desktop, notebook, consumer electronics, handheld applications, SATA and enterprise markets; and other risks and uncertainties listed in WD’s recent Form 10-Q filed with the SEC on Nov. 9, 2005, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and WD undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
###
Western Digital is a registered trademark and WD, WD Scorpio and the Western Digital logo are trademarks of Western Digital Technologies, Inc. All other trademarks herein are property of their respective owner.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	Dec. 30,	Jul. 1,
	2005	2005

ASSETS

Current assets:
Cash and cash equivalents	$550.2	$485.2
Short-term investments	94.5	113.2
Accounts receivable, net	428.3	402.9
Inventories	168.3	152.9
Other	83.3	27.0

Total current assets	1,324.6	1,181.2
Property and equipment, net	433.7	395.0
Other assets, net	20.1	12.4

Total assets	$1,778.4	$1,588.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$580.2	$569.1
Accrued expenses	135.3	154.1
Accrued warranty	76.6	75.2
Current portion of long-term debt	24.9	20.1

Total current liabilities	817.0	818.5
Long-term debt	31.9	32.6
Other liabilities	35.5	35.4
Shareholders’ equity:
Common stock	2.2	2.1
Additional paid-in capital	703.2	684.5
Retained earnings	188.6	15.5

Total shareholders’ equity	894.0	702.1

Total liabilities and shareholders’ equity	$1,778.4	$1,588.6

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	Dec. 30,	Sep. 30,	Dec. 31,	Dec. 30,	Dec. 31,
	2005	2005	2004	2005	2004
Revenue, net	$1,117.1	$1,009.9	$954.9	$2,127.0	$1,778.5
Cost of revenue	888.8	831.6	804.7	1,720.4	1,515.2

Gross margin	228.3	178.3	150.2	406.6	263.3

Operating expenses:
Research and development	76.2	70.0	59.7	146.2	113.7
Selling, general and administrative	47.8	40.4	33.9	88.2	61.8

Total operating expenses	124.0	110.4	93.6	234.4	175.5

Operating income	104.3	67.9	56.6	172.2	87.8
Net interest and other income	2.8	2.5	0.8	5.3	0.8

Income before income taxes	107.1	70.4	57.4	177.5	88.6
Income tax provision	2.8	1.6	1.4	4.4	2.2

Net income	$104.3	$68.8	$56.0	$173.1	$86.4

Net income per common share:

Basic	$.49	$.32	$.27	$.81	$.42

Diluted	$.47	$.31	$.26	$.78	$.41

Common shares used in computing per share amounts:

Basic	212.8	212.9	205.1	212.9	205.1

Diluted	221.5	221.1	213.6	221.3	213.1

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Six Months Ended
	Dec. 30,	Dec. 31,
	2005	2004*
Cash flows from operating activities
Net income	$173.1	$86.4
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	74.2	61.0
Stock-based compensation	15.8	0.5
Asset abandonment charge	7.0	—
Changes in operating assets and liabilities	(113.9)	88.2

Net cash provided by operating activities	156.2	236.1

Cash flows from investing activities
Capital expenditures, net	(102.2)	(105.5)
Purchases of short-term investments	(54.0)	(73.7)
Sales of short-term investments	72.7	—

Net cash used for investing activities	(83.5)	(179.2)

Cash flows from financing activities
Issuance of common stock under employee plans	29.2	17.1
Repurchase of common stock	(26.3)	(23.3)
Repayment of long-term debt	(10.6)	(9.7)

Net cash used for financing activities	(7.7)	(15.9)

Net increase in cash and cash equivalents	65.0	41.0
Cash and cash equivalents, beginning of period	485.2	345.5

Cash and cash equivalents, end of period	$550.2	$386.5

* Certain reclassifications have been made to previously reported amounts to conform to the current period presentation.